EXHIBIT 01

                                                                         ENERSIS

                                                       Santiago, June 30th, 2003
                                                          Ger. Gen. No. 122/2003

Mr.
Alejandro Ferreiro Y.
Superintendent of Securities and Exchange
Hand-Delivery

                                                    RE: Essential Fact Statement

Dear Mesdames and Sirs:

In accordance with Articles 9 and 10.2 of Law No. 18,045 and of the Superintendency's General Regulation No. 30, and by the authority vested in me, I hereby inform you, as an Essential Fact Statement, that in their Session held today, June 30th, 2003, Enersis' Board received and accepted the resignation of this Chief Executive Officer, which will be effective on July 31st, 2003. The Board of Directors, assigned Mr. Mario Valcarce as the new Chief Executive Officer, who will assume on July 31st, 2003.

Respectfully yours,

                           /s/ Enrique Garcia Alvarez

                             Enrique Garcia Alvarez
                             Chief Executive Officer

c.c.
Bolsa Comercio de Santiago
Bolsa Electronica de Chile
Bolsa Corredores de Valparaiso
Comision Clasificadora de Riesgo